SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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NEIGHBORCARE, INC.

(Name of Registrant as Specified In Its Charter)

OMNICARE, INC.

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

FOR IMMEDIATE RELEASE

OMNICARE PROPOSES THREE DIRECTOR NOMINEES

TO NEIGHBORCARE BOARD

COVINGTON, Ky., December 23, 2004– Omnicare, Inc. (NYSE: OCR) today provided notice to NeighborCare, Inc. (NASDAQ: NCRX) that it is nominating three candidates for election to the Board of Directors of NeighborCare at its 2005 annual shareholders meeting.

While NeighborCare’s annual meeting has not yet been scheduled, last year its annual meeting was held on June 15, 2004, and NeighborCare has set December 24, 2004 as the deadline for shareholder nominations.

Joel F. Gemunder, president and chief executive officer of Omnicare, said, “As of the close of business on November 30, 2004, the most recent expiration date of our offer, nearly 60% of NeighborCare’s outstanding shares had been tendered – a clear indication that NeighborCare’s shareholders recognize the benefits of an Omnicare – NeighborCare transaction. We believe shareholders are entitled to the opportunity to accept our premium offer for their shares. In that regard, we are nominating three highly qualified individuals to NeighborCare’s board who will fulfill their fiduciary duties to NeighborCare.”

The Omnicare nominees are Michael S. Koeneke, managing member of Knightspoint Partners LLC, former Chairman of Global Mergers and Acquisitions at Merrill Lynch & Co., Inc. and a director of CPI Corp; Clay Lifflander, President of Millbrook Capital Management Inc., and Co-Chairman and former Chief Executive Officer of Key Components, LLC; and Peter Linneman, the Albert Sussman Professor of Real Estate and Public Policy at the Wharton School of Business of the University of Pennsylvania, Principal at Linneman Associates and a director of Equity One, Inc., Bedford Property Investors, Inc. and the JE Robert Investment Trust.

Dewey Ballantine LLP is acting as legal counsel to Omnicare and Lehman Brothers and Lazard are acting as financial advisors. Innisfree M&A Incorporated is acting as information agent for Omnicare’s offer.

Omnicare, Inc. and Messrs. Koeneke, Lifflander and Linneman will be soliciting proxies for use at NeighborCare’s 2005 annual meeting, or at any adjournment or postponement thereof, to vote in favor of the Omnicare nominees identified in this release and to vote on any other matters that shall be voted upon at the 2005 annual meeting. Omnicare intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2005 annual meeting. A copy of the proxy statement will be sent to NeighborCare shareholders. NeighborCare shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by Omnicare free of charge at the SEC’s web site, http://www.sec.gov or at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

Omnicare has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies from NeighborCare shareholders. Omnicare has agreed to pay customary compensation to Innisfree for such services. In addition, Omnicare has agreed to reimburse Innisfree for its reasonable expenses and to indemnify them and certain related persons against certain liabilities relating to or arising out of the engagement. In their role as financial advisors to Omnicare, Lehman Brothers and Lazard may also assist in the solicitation of proxies from NeighborCare shareholders. Lehman Brothers and Lazard will not receive any fees for or in connection with their solicitation activities, other than the fees due Lehman Brothers and Lazard for their services as financial advisors to Omnicare and as Dealer Managers in connection with Omnicare’s tender offer. In addition, directors, officers and employees of Omnicare may solicit proxies although no additional compensation will be paid to directors, officers or employees for such services.

About Omnicare, Inc.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities comprising approximately 1,071,000 beds in 47 states, making it the nation’s largest provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers. Omnicare also provides clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide.

Forward-Looking Statements

This press release contains certain statements which are “forward-looking” statements under the federal securities laws and involve risks and uncertainties relating to the occurrence of future events. These statements include, but are not limited to, the impact of the NeighborCare acquisition on Omnicare’s earnings in 2004 and beyond; Omnicare’s ability to build upon its existing operations; geographic expansion opportunities; Omnicare’s ability to leverage services and capabilities among its national network of institutional pharmacies; Omnicare’s ability to successfully integrate this acquisition and achieve synergies; and Omnicare’s strategy in the institutional pharmacy business. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the inability to integrate the NeighborCare acquisition as anticipated; the inability to realize expected revenues, earnings, synergies and other benefits from the NeighborCare acquisition; the performance of Omnicare’s institutional pharmacy business; business conditions in the institutional pharmacy industry generally; the inability to expand geographically as anticipated; the inability to leverage services and capabilities among Omnicare’s network of institutional pharmacies as anticipated; the effectiveness of Omnicare’s strategy in the institutional pharmacy business; and the ability of the NeighborCare acquisition to strengthen relationships with pharmaceutical and biotechnology companies. Omnicare assumes no obligation to update the forward-looking information. Other risks and uncertainties concerning Omnicare’s performance are set forth in reports and documents filed by Omnicare with the Securities and Exchange Commission from time to time. Please use caution in placing reliance on forward-looking statements.

This document is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer is being made only through an offer to purchase and related letter of transmittal. Investors and security holders are strongly advised to read the tender offer materials of Omnicare because they contain important information. The tender offer materials have been filed by Omnicare with the Securities and Exchange Commission (SEC). Investors and security holders may obtain a free copy of these materials and other relevant documents on the SEC’s web site at: http://www.sec.gov. The tender offer materials and related documents may also be obtained for free by directing such requests to Omnicare at (859) 392-3331.

Contacts:

Cheryl Hodges Omnicare (859) 392-3331	Joele Frank / Jamie Moser Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

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